Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY COMMENCES TENDER OFFER FOR

3.875% SENIOR NOTES DUE 2022

(INDIANAPOLIS, June 22, 2020) – Duke Realty Corporation (NYSE: DRE), a leading industrial property REIT, announced today that its operating partnership, Duke Realty Limited Partnership (the “Operating Partnership”), has commenced a cash tender offer for any and all of its outstanding $300,000,000 aggregate principal amount of 3.875% Senior Notes due 2022 (CUSIP No. 26441YAW7) (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

The tender offer consideration for each $1,000 principal amount of the Notes purchased pursuant to the Offer will be $1,065.00 (the “Tender Offer Consideration”). Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (as defined in the Offer to Purchase) for the Notes. The Operating Partnership expects the Payment Date to occur on June 29, 2020 and the Guaranteed Delivery Payment Date to occur on July 1, 2020.

The Offer will expire at 5:00 p.m., New York City time, on June 26, 2020 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Operating Partnership. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

The Operating Partnership’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Operation Partnership’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Operating Partnership’s receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) of at least $300 million from an offering of new senior notes commenced today, on terms satisfactory to the Operating Partnership. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The Operating Partnership has retained D.F. King & Co., Inc., as the tender agent and information agent for the Offer. The Operating Partnership has retained Citigroup Global Markets Inc. (“Citigroup”) and J.P. Morgan Securities LLC (“J.P. Morgan”) as the dealer managers (the “Dealer Managers”) for the Offer.

Duke Realty Commences Tender Offer for 3.875% Senior Notes due 2022

June 22, 2020

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (800) 581-3783 (all others), or dre@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/dre. Questions regarding the terms of the Offer should be directed to Citigroup at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (collect) or J.P. Morgan at (800) 834-4666 (toll-free) or (212) 834-2042 (collect).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Duke Realty by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 156 million rentable square feet of industrial assets in 20 major U.S. logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is included in the S&P 500 Index.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions, although not all forward-looking statements may contain such words. Forward-looking statements are not guarantees of future events or performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency, or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt, or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xv) the effects of natural disasters, including the current pandemic caused by COVID-19, as well as floods, droughts, wind, tornados, and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially

Duke Realty Commences Tender Offer for 3.875% Senior Notes due 2022

June 22, 2020

from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010